                                                                      Exhibit 11

            American Safety Insurance Group, Ltd. and Subsidiaries
                       Computation of Earnings Per Share

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
                                              Three Months Ended                   Six Months Ended
                                           --------------------------         --------------------------
                                              June 30,     June 30,              June 30,     June 30,
                                                1997          1998                 1997          1998
                                           -------------  ------------        -------------  ------------
Basic:
Earnings Available to Common
Shareholders............................     $  704,227     $1,581,827         $ 1,566,522     $2,605,560
                                           =============  =============       =============  =============
Weighted Average Common Shares
Outstanding.............................      2,872,830      6,044,914           2,872,830      5,241,784

Basic Earnings per Common Share.........     $      .25     $      .26          $      .55     $      .50
                                           =============  =============       =============  =============
Diluted:
Earnings Available to Common
Shareholders............................     $  704,227     $1,581,827          $1,566,522    $ 2,605,560
                                           =============  =============       =============  =============

Weighted Average Common Shares
Outstanding.............................      2,872,830      6,044,914           2,872,830      5,241,784

Weighted Average Common Share
Equivalents Associated with Options:....         91,101        130,236              91,101        105,617

Total Weighted Average Common
Shares..................................      2,963,931      6,175,150           2,963,931      5,347,401
                                           =============  =============       =============  =============
Diluted Earnings per Common Share.......     $      .24     $      .26          $      .53     $      .49
                                           =============  =============       =============  =============
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